                                                                     EXHIBIT 11


TURNER BROADCASTING SYSTEM, INC.
Computation of Primary Earnings Per Share
(in thousands, except per share data)


                                                                                       Three Months Ended    Nine Months Ended
                                                                                       September 30, 1994    September 30, 1994
                                                                                       ------------------    ------------------
Net loss applicable to common stock .......................................                 $  (4,613)            $  (5,318)
                                                                                            =========             =========

Weighted average number of shares outstanding during the period............                   205,664               203,796

Add:  Common equivalent shares issuable assuming conversion of
             Class C Convertible Preferred Stock...........................                    74,382                74,382

     Shares issuable upon exercise of stock options........................                    13,824                13,824

Subtract:  Shares which would have been purchased with proceeds
             from exercise of such stock options...........................                    11,338                11,008
                                                                                            ---------             ---------

Weighted average number of common stock, common stock
     equivalents and converted shares outstanding..........................                   282,532               280,994
                                                                                            =========             =========

Weighted average number of Class A common shares and common
     stock equivalents.....................................................                    68,330                68,330
                                                                                            =========             =========

Weighted average number of Class B common shares and common
     stock equivalents.....................................................                   214,202               212,664
                                                                                            =========             =========

Loss per share and common stock equivalent of Class A
     and Class B common stock..............................................                 $   (0.02)            $   (0.02)
                                                                                            =========             =========















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TURNER BROADCASTING SYSTEM, INC.
Computation of Fully-Diluted Earnings Per Share
(in thousands, except per share data)



                                                                                      Three Months Ended       Nine Months Ended
                                                                                      September 30, 1994       September 30, 1994
                                                                                      ------------------       ------------------
Net loss applicable to common stock.................................................     $    (4,613)              $   (5,318)
                                                                                         ===========               ==========
Add: Interest expense on zero coupon subordinated convertible
             notes due 2007.........................................................           4,272                   12,580
     Interest expense on 6.5% convertible notes.....................................             487                    1,462

Subtract: Additional income taxes...................................................          (2,395)                  (6,155)
                                                                                         -----------               ----------

Adjusted net income (loss) applicable to Common Stock...............................     $    (2,249)              $    2,569
                                                                                         ===========               ==========
Weighted average number of common stock, common stock
     equivalents and converted shares outstanding...................................         282,891  (a)             280,994

Add: Shares issuable assuming conversion of zero coupon
            convertible notes due 2007..............................................           7,440                    7,440

     Shares issuable assuming conversion of 6.5%
            convertible notes.......................................................          1,664                    1,475
                                                                                         -----------               ----------

Weighted average number of common stock, common stock
     equivalents and convertible shares, assuming full dilution.....................         291,995                  289,909
                                                                                         ===========               ==========

Weighted average number of Class A common shares and common
     equivalents and convertible shares, assuming full dilution.....................          68,330                   68,330
                                                                                         ===========               ==========

Weighted average number of Class B common shares and common
     equivalents and convertible shares, assuming full dilution.....................         223,665                  221,579
                                                                                         ===========               ==========

Income (loss) per share and common stock equivalent of Class A
     and Class B common stock.......................................................     $     (0.01)              $     0.01
                                                                                         ===========               ==========


This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.

(a) The weighted average number of common stock, common stock equivalents and converted shares outstanding is not the same as the balance on the primary earnings per share calculation as the market price at the close of the period was used in place of the average price in order to reflect maximum dilution.